UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Park Place, Suite 1401

Newark, New Jersey 07102

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Technology License and Services Agreement

On February 4, 2015, Neurotrope BioScience, Inc., Neurotrope, Inc.’s operating subsidiary (“Neurotrope”) entered into an Amended and Restated Technology License and Services Agreement (the “Agreement”) with the Blanchette Rockefeller Neurosciences Institute (“BRNI”) and one of BRNI’s affiliates, NRV II, LLC (“NRV II”). The Agreement further amends and restates that certain Technology License and Services Agreement executed as of October 31, 2012, which was previously amended by Amendment No. 1 to the Technology License and Services Agreement as of August 21, 2013 (collectively, the “Original Agreement”).

Pursuant to the Agreement, Neurotrope maintains its exclusive (except as described below), non-transferable (except pursuant to the Agreement’s assignment provision), worldwide, royalty-bearing right, with a right to sublicense (in accordance with the terms and conditions described below), under BRNI’s and NRV II’s respective right, title and interest in and to certain patents and technology owned by BRNI or licensed to NRV II (the “Licensed IP”) to develop, use, manufacture, market, offer for sale, sell, distribute, import and export certain products or services for therapeutic or diagnostic applications for Alzheimer’s Disease or other cognitive dysfunctions in humans or animals (the “Field of Use”). Additionally, the Agreement specifies that all patents that issue from a certain specified patent application shall constitute licensed patents and all trade secrets, know-how and other confidential information claimed by such patents constitute licensed technology under the Agreement.

Notwithstanding the above license terms, BRNI and its affiliates retain rights to use the Licensed IP in the Field of Use to engage in research and development and other non-commercial activities and to provide services to Neurotrope or to perform other activities in connection with the Agreement.

Under the Agreement, Neurotrope’s rights to sublicense are amended so that Neurotrope may not enter into sublicense agreements with third parties except with BRNI’s prior written consent, which consent shall not be commercially unreasonably withheld. Furthermore, the Agreement revises the Original Agreement in that it provides that any intellectual property developed, conceived or created in connection with a sublicense agreement that Neurotrope entered into with a third party pursuant to the terms of the Agreement will be licensed to BRNI and its affiliates for any and all non-commercial purposes, on a worldwide, perpetual, non-exclusive, irrevocable, non-terminable, fully paid-up, royalty-free, transferable basis, with the right to freely sublicense such intellectual property. Previously, the Original Agreement provided that such intellectual property would be assigned to BRNI.

The Agreement retains the provisions relating to BRNI as a preferred provider of certain services. Also, the royalty rates, financial milestones and fixed research fees remain the same as in the Original Agreement.

Under the Agreement, BRNI and Neurotrope will now jointly own data, reports and information that is generated on or after February 28, 2013, pursuant to the Original Agreement or the Agreement, by Neurotrope, on behalf of Neurotrope by a third party or by BRNI pursuant to a statement of work that the parties enter into pursuant to the Agreement, in each case to the extent not constituting or containing any data, reports, or information generated prior to such date or by BRNI not pursuant to a statement of work (the “Jointly Owned Data”). BRNI has agreed not to use the Jointly Owned Data inside or outside the Field of Use for any commercial purpose during the term of the Agreement or following any expiration of the Agreement other than an expiration that is the result of a breach by Neurotrope of the Agreement that caused any licensed patent to expire, become abandoned or be declared unenforceable or invalid or caused any licensed technology to enter the public domain (a “Natural Expiration”); provided, however, BRNI may use the Jointly Owned Data inside or outside the Field of Use for any commercial purpose following any termination of the Agreement. Also, BRNI granted Neurotrope a license during the term and following any Natural Expiration, to use certain BRNI data in the Field of Use for any commercial purposes falling within the scope of the license granted to Neurotrope under Section 2.1 of the Agreement.

The term of the Agreement is unchanged from the Original Agreement, i.e., until the later of the date (a) the last of the licensed patents expires, is abandoned or is declared unenforceable or invalid (in each case, determined in accordance with the License Agreement) and (b) the last of the licensed technology enters the public domain. Each party has the right to terminate the Agreement after thirty (30) days prior notice in certain circumstances, including (x) if the other party materially breaches any provisions of the Agreement and does not cure such material breach within sixty (60) days from notice of such material breach from the non-breaching party, for breaches that are capable of being cured, (y) in the event of certain bankruptcy or insolvency proceedings or (z) in the event of the termination of that certain Stockholders Agreement dated August 23, 2013.

Statement of Work

In connection with the entry of the Agreement, on February 4, 2015, Neurotrope and BRNI entered into a new Statement of Work and Account Satisfaction Agreement (the “SOW”) pursuant to the Agreement. The SOW is effective as of October 1, 2014 and continues until September 30, 2015.

This SOW terminates and replaces the statement of work dated August 28, 2013 and agreed that neither party has or shall have any rights, claims damages or obligations for services or costs pursuant to the August statement of work.

Neurotrope agrees to pay BRNI two million four hundred thousand dollars ($2,400,000) in service fees and other amounts payable at a rate of two hundred thousand dollars ($200,000) per month for each month from October 1, 2014 through September 30, 2015. The parties agreed that the first six hundred thousand dollars ($600,000) of payments satisfy certain outstanding amounts owed to BRNI. Neurotrope also agreed to pay BRNI twenty thousand dollars ($20,000) in quarterly payments during the twelve months from the date of the SOW in exchange for advising and consulting services by BRNI’s chief scientist regarding Neurotrope’s contract with the Icahn School of Medicine at Mt. Sinai Hospital for the use of bryostatin in the treatment of Niemann Pick disease.

In consideration for the SOW, BRNI agrees to (a) use commercially reasonable efforts to enroll at least four (4) additional compassionate use or expanded access patients, in trials of BRNI’s Alzheimer’s therapeutic drug platform during the term of the SOW, (b) perform certain services requested by Neurotrope for the further development of BRNI’s Alzheimer’s therapeutic drug platform, (c) perform certain services for the further development of BRNI’s Alzheimer’s diagnostic test, (d) to the extent permitted by applicable law, transfer all of its rights and regulatory obligations, except for those relating to the compassionate use expanded access trials, associated with BRNI’s IND 71,276 to Neurotrope, (e) conduct initial research on the application of its PKC epsilon platform to treat Fragile X disease, (f) conduct initial research on polyunsaturated fatty acid derivatives for the purpose of developing a commercially usable PKC epsilon activator, and (g) provide assistance, advice and other similar services to Neurotrope regarding Neurotrope’s analysis of bryologs pursuant to Neurotrope’s agreement with Stanford University, for the purpose of developing a commercially usable PKC epsilon activator. Furthermore, BRNI agreed to transfer a certain amount of bryostatin drug substance and bryostatin kits containing drug substance for non-human use to a third-party for storage.

In order for BRNI to perform certain of the services described in (c) above, Neurotrope agrees to reimburse a third party for services BRNI received from such third party in the amount of one hundred fifty thousand dollars ($150,000) in connection with BRNI’s former diagnostic trial program with such third party. Also, under certain conditions, Neurotrope has agreed to enter into an agreement with a specified research institution for the analysis of tissue samples and autopsy results for a validation trial as part of the development process for the diagnostic test. If Neurotrope does not proceed with a certain portion of such agreement by June 30, 2015, then the rights to the diagnostic test will revert to BRNI and Neurotrope will no longer be licensed thereto.

Conversion Agreements; Common Stock Purchase Warrants

On February 9, 2015, Neurotrope, Inc. (the “Company”) entered into conversion agreements (each, a “Conversion Agreement”) with the holders of certain placement agent warrants to purchase an aggregate of 1,325,000 shares of the Company’s Series A Convertible Preferred Stock that the Company issued on August 23, 2013 and October 4, 2013 (the “Series A Warrants”). Pursuant to the terms of each Conversion Agreement, each holder agreed to convert, for no additional consideration, such holder’s Series A Warrant(s) into Common Stock Purchase Warrant(s) (each, a “Common Stock Purchase Warrant”) entitling the holder to purchase a number of shares of common stock, at a per share exercise price of one dollar ($1.00), equivalent to the number of shares of Series A Convertible Preferred Stock that such holder was entitled to purchase pursuant to such holder’s Series A Warrant(s), respectively.

Exhibits

A copy of each of the Agreement, the SOW, the form of Conversion Agreement and the form of Common Stock Purchase Warrant is attached to this Current Report on Form 8-K and incorporated herein by reference. The descriptions of the documents provided herein are qualified in their entirety by reference to the terms of the Agreement, SOW, Conversion Agreement and the Common Stock Purchase Warrant as set forth in Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 1.02	Termination of a Material Definitive Agreement.

With respect to the conversion of the Series A Warrants and the termination of the statement of work dated August 28, 2013, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sale of Securities.

On February 9, 2015, the holders of placement agent warrants to purchase an aggregate of 1,325,000 shares of the Company’s Series A Convertible Preferred Stock entered into Conversion Agreements with the Company pursuant to which such holders’ Series A Warrants were converted into the Common Stock Purchase Warrants, for no additional consideration. The Common Stock Purchase Warrants entitle such holders to purchase a number of shares of common stock, at a per share exercise price of one dollar ($1.00), equivalent to the number of shares of Series A Convertible Preferred Stock that such holder was entitled to purchase pursuant to such holder’s Series A Warrant(s). The Common Stock Purchase Warrants contained substantially similar terms as the Series A Warrant(s) they replaced, including a provision for cashless exercise, as well as provisions relating to the adjustment of the exercise price and number of shares of common stock subject to the Common Stock Purchase Warrants.

The Company issued the Common Stock Purchase Warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Technology License and Services Agreement among Neurotrope BioScience, Inc., Blanchette Rockefeller Neurosciences Institute and NRV II, LLC, dated February 4, 2015
10.2	Statement of Work and Account Satisfaction Agreement between Neurotrope BioScience and Blanchette Rockefeller Neurosciences Institute, dated February 4, 2015
10.3	Form of Conversion Agreement, dated February 9, 2015
10.4	Form of Common Stock Purchase Warrant, dated February 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: February 10, 2015	By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer,
Executive Vice President, Secretary and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Technology License and Services Agreement among Neurotrope BioScience, Inc., Blanchette Rockefeller Neurosciences Institute and NRV II, LLC, dated February 4, 2015
10.2	Statement of Work and Account Satisfaction Agreement between Neurotrope BioScience and Blanchette Rockefeller Neurosciences Institute, dated February 4, 2015
10.3	Form of Conversion Agreement, dated February 9, 2015
10.4	Form of Common Stock Purchase Warrant, dated February 9, 2015